                                                                     Exhibit 2.1


                               PETsMART.COM, INC.

          SERIES F PREFERRED STOCK ISSUANCE AND CONTRIBUTION AGREEMENT

         This Series F Preferred Stock Issuance and Contribution Agreement (this "Agreement") is made as of December __, 2000, by and among PETsMART.com, Inc., a Delaware corporation (the "Company"), PETsMART, Inc., a Delaware corporation ("PETM"), and PETsMART Direct, Inc., a New York corporation ("PDI" and together with PETM, the "Contributors").

                                    RECITALS

         A. The transactions contemplated herein are intended to qualify as transfers under section 351 of the Internal Revenue Code of 1986, as amended.

         B. PETM intends to contribute $20,000,000 to the Company.

         C. PDI intends to contribute limited liability company interests to the Company.

         D. PETM and the Company are concurrently entering into a Tax Sharing Agreement.

                                    AGREEMENT

         In consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                  AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK

                  1.1 AUTHORIZATION. The Company has authorized the issuance to the Contributors, pursuant to this Agreement, of 87,937,308 shares of its Series F Preferred Stock, par value $0.001 per share (the "Series F Preferred"), having the rights, preferences, privileges and restrictions as set forth in the Fourth Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the "Certificate").

                  1.2 CONTRIBUTIONS.

                           (a) PETM will contribute to the Company $10,000,000
in cash and a promissory note in the principal amount of $10,000,000.

                           (b) PDI will contribute all of the limited liability
company interests in PETsMART.com Catalog LLC, a newly formed Delaware limited liability company ("PC LLC"), which the parties have agreed has a fair market value of $10,000,000.

                  1.3 ISSUANCE OF THE SERIES F PREFERRED. Subject to the terms and conditions hereof, the Company will issue to PETM and to PDI 58,624,872 and 29,312,436 shares of Series F Preferred, respectively, in exchange for the contributions described in Section 1.2 hereof. The shares of Series F Preferred referred to in this Section 1.3 are hereinafter referred to as the "Issued Shares."

                                    SECTION 2

                             CLOSING DATE; DELIVERY

                  2.1 CLOSING DATE. It is anticipated that the contribution and issuance of the Issued Shares hereunder shall be consummated at a closing (the "Closing") held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), 300 South Grand Avenue, Los Angeles, California 90071 on December __,2000, at 10 a.m., local time, or at such other date, time and place upon which the Company and the Contributors shall agree (the date and time of the closing is hereinafter referred to as the "Closing Date").

                  2.2 DELIVERY, PAYMENT AND CONTRIBUTION.

                           (a) At the Closing, the Company will deliver to PETM
a certificate or certificates, registered in PETM's name, representing 58,624,872 shares of Series F Preferred in exchange for (a) payment of $10,000,000 (i) by check payable to the Company, (ii) by wire transfer of immediately available funds per the Company's instructions or (iii) by any combination of (i) and (ii) above and (b) by delivery to the Company of a promissory note payable to the Company in the principal amount of $10,000,000, in the form of Exhibit F attached hereto.

                           (b) At the Closing, the Company will deliver to PDI a
certificate or certificates, registered in PDI's name, representing 29,312,436 shares of Series F Preferred in exchange for delivery to the Company of all of the limited liability company interest in PC LLC.


                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Exhibit B, the Company represents and warrants to each Contributor that, as of the Closing:

                  3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is presently qualified to do business as a foreign corporation in California and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company. The Company has made available to counsel for the Contributors copies of the Certificate and its bylaws. Said copies are true, correct and complete and reflect all amendments now in effect.

                  3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Third Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit C (the "Investor Rights Agreement") and the Third Amended and Restated Voting Agreement in substantially the form attached hereto as Exhibit D (the "Voting Agreement" and together with this Agreement and the Investor Rights Agreement the "Investment Agreements"), to exchange and issue the Issued Shares hereunder and thereunder, to issue the Common Stock issuable upon conversion of the Series F Preferred (the "Conversion Shares") in accordance with the provisions of the Certificate, and to carry out and perform its obligations under the terms of the Investment Agreements.

                  3.3 SUBSIDIARIES. Except as provided in the Schedule of Exceptions, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

                  3.4 CAPITALIZATION. The authorized capital stock of the Company will, upon the filing of the Certificate, consist of 200,000,000 shares of Common Stock and 119,134,511 shares of Preferred Stock, 3,300,000 of which have been designated Series A Preferred Stock, 1,363,636 of which have been designated Series A-1 Preferred Stock, 1,800,000 of which have been designated Series B Preferred Stock, 2,805,770 of which have been designated Series C Preferred Stock, 1,209,530 of which have been designated Series C-1 Preferred Stock, 11,863,878 of which have been designated Series D Preferred Stock, 8,854,389 of which have been designated Series E Preferred Stock and 87,937,308 of which have been designated Series F Preferred Stock. Concurrent with the Closing, the Company's 1999 Stock Plan will be terminated. Immediately prior to the Closing, the number of outstanding shares of the Company's capital stock and, with respect to convertible securities, the number of shares of Common Stock such convertible securities are convertible into, is as set forth on
Section 3.4 of the Schedule of Exceptions. Except as set forth above or in
Section 3.4 of the Schedule of Exceptions, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock.

                  3.5 AUTHORIZATION. All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Company, the authorization, exchange, issuance and delivery of the Issued Shares and the Conversion Shares and the performance of the Company's obligations under the

Investment Agreements has been taken or will be taken prior to the Closing. The Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Company makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement. The Issued Shares when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Certificate; the Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Certificate, will be validly issued, fully paid and nonassessable; and the Issued Shares and the Conversion Shares will be free of any liens or encumbrances (assuming the Contributors take the Issued Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Issued Shares and the Conversion Shares may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Investor Rights Agreement. The issuance of the Issued Shares is not subject to any preemptive rights or rights of first refusal which have not been complied with or waived.

                  3.6 PROPRIETARY RIGHTS. The Company has title and ownership of, or full right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to the Company's knowledge, without any conflict with or infringement of the rights of others. Other than licenses for off-the-shelf software, or as set forth on Section 3.6 of the Schedule of Exceptions, there are no material options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted. Neither the execution and delivery of the Investment Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  3.7 REGISTRATION RIGHTS. Except as set forth in the Investor Rights Agreement and the Restricted Stock Purchase Agreement between the Company and Medical Management International, Inc., a Delaware corporation, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the "Securities Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued.

                  3.8 GOVERNMENTAL CONSENT, ETC. No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Investment Agreements, or the offer, exchange or issuance of the Issued Shares or the Conversion Shares, or the consummation of any other transaction contemplated hereby, except
(i) the filing of the Certificate in the office of the Delaware Secretary of State prior to the Closing and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and exchange of the Issued Shares and the Conversion Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

                  3.9 OFFERING. Subject to the accuracy of the Contributors' representations in Section 4 hereof, the offer, exchange and issuance of the Issued Shares and the Conversion Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

                  3.10 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. To its knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any term of the Certificate or its bylaws, or in any respect of any term or provision of any mortgage, indenture, contract, agreement, instrument, judgment or decree, and to its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company, which violation reasonably would be expected to have a material adverse effect on the Company's business. The execution, delivery and performance of and compliance with this Agreement, and the other Investment Agreements and the consummation of the transactions contemplated hereby and thereby, and the issuance of the Issued Shares and the Conversion Shares, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would materially and adversely affect the business of the Company or any of its properties or assets.

                  3.12 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

                  3.13 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened in writing against the Company that questions the validity of this Agreement, or the Investment Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened in writing or any basis therefor known by the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  3.14 FULL DISCLOSURE. The Company has provided the Contributors with all information requested by the Contributors in connection with their decision to purchase the Issued Shares, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits hereto, the Investment Agreements nor any other document delivered by the Company to Contributors or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the exhibits hereto, the Investment Agreements, in other documents delivered to Contributors or their attorneys or agents in connection herewith, or disclosed orally.

                                    SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

         Each Contributor hereby represents and warrants to the Company as follows:

                  4.1 BUSINESS AND FINANCIAL EXPERIENCE. It is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. Its knowledge and experience in financial and business matters are such that its is capable of evaluating the merits and risks of its exchange of the Issued Shares and the Conversion Shares as contemplated by this Agreement and the Certificate. Its financial situation is such that it can afford to bear the economic risk of holding the Issued Shares and the Conversion Shares for an indefinite period of time and suffer complete loss of its investment.

                  4.2 INVESTMENT INTENT; BLUE SKY. It is acquiring the Issued Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Issued Shares and the Conversion Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Contributor's investment intent and the accuracy of the Contributor's representations as expressed herein. The Contributors' address set forth in Section 7.3 hereof represents the Contributors' true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

                  4.3 RULE 144. It acknowledges that the Issued Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

                  4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

                  4.5 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. It understands that the transfer of the Issued Shares and the Conversion Shares is restricted by applicable state and

Federal securities laws and by the provisions of the Investor Rights Agreement and the Voting Agreement, and that the certificates representing the Issued Shares and the Conversion Shares will be imprinted with legends restricting transfer except in compliance therewith.

                  4.6 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. It has also had an opportunity to ask questions of officers of the Company. It understands that such discussions, as well as any written information issued by the Company, were intended to describe the material aspects of the Company's business and prospects but were not a thorough or exhaustive description.

                  4.7 AUTHORIZATION. All action on the part of the Contributors' partners, board of directors, members and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Contributors, the purchase of and payment for the Issued Shares and the Conversion Shares, and the performance of all of the Contributors' obligations under the Investment Agreements has been taken or will be taken prior to the Closing. The Investment Agreements, when executed and delivered by the Contributors, shall constitute valid and binding obligations of the Contributors, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Contributors make no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement.

                  4.8 BROKERS OR FINDERS. The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Contributors, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

                  4.9 TAX LIABILITY. It has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of the Company's agents with respect to such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

                  4.10 LIMITED OPERATING HISTORY. It acknowledges that the Company was incorporated on May 6, 1999 and has a limited operating history.

                  4.11 TAX STATUS OF PC LLC. PC LLC is disregarded as an entity separate from PDI under Treas. Reg. Section 301.7701-3 and has been so disregarded since its inception.

                  4.12 ORGANIZATION, STANDING AND POWER. PC LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of

Delaware. PC LLC is duly qualified or licensed to do business as a foreign corporation in good standing in the State of New York.

                  4.13 PC LLC INTERESTS. The limited liability company interests being contributed to the Company pursuant to this Agreement represent all of the issued and outstanding limited liability company interests in PC LLC.

                  4.14 FORMATION DOCUMENTS OF PC LLC. The Company has been provided with true and complete copies of the Certificate of Formation and the Limited Liability Company Agreement of PC LLC and the Contribution Agreement, dated December __, 2000, by and among PETM, PDI and PC LLC (the "Contribution Agreement"), each of which is in full force and effect, has not been amended or modified and no provision of which has been waived.

                  4.15 NO PRIOR ACTIVITIES. PC LLC has no obligations or liabilities except those assumed by it pursuant to the Contribution Agreement. Except for the Contribution Agreement, PC LLC has not entered into any agreements or arrangements with any person or entity.

                  4.16 PC LLC MANAGER AND OFFICERS. Concurrent with the Closing, the Manager and officers of PC LLC have resigned.

                  4.17 COMPLIANCE WITH OTHER INSTRUMENTS. The contribution of the limited liability company interests pursuant to this Agreement does not conflict with or violate the Certificate of Formation or Limited Liability Company Agreement of PC LLC, the Contribution Agreement, or any term or provisions of any contract, agreement, instrument, order, statute, rule or regulation applicable to PC LLC. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby and thereby, and the contribution of the limited liability company interests, have not resulted and will not result in any violation of, or conflict with, or constitute a default under any such term or provision, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of PC LLC; and there is no such violation or default or event which, with the passage of time or giving of notice or both, would constitute a violation or default which would materially and adversely affect the business of PC LLC or any of its properties or assets.


                                    SECTION 5

                    CONDITIONS TO CLOSING OF THE CONTRIBUTORS

         The Contributors' obligations to exchange the Issued Shares is, unless waived in writing by the Contributors, subject to the fulfillment as of the Closing of the following conditions:

                  5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made in Section 3 hereof by the Company shall be true and correct in all material respects as of the Closing.

                  5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

                  5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Issued Shares and the Conversion Shares.

                  5.4 CERTIFICATE. The Certificate shall have been properly filed in the office of the Delaware Secretary of State.

                  5.5 THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT. The Company shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as Exhibit C.

                  5.6 THIRD AMENDED AND RESTATED VOTING AGREEMENT. The Company and the Contributors shall have executed and delivered the Voting Agreement in substantially the form attached hereto as Exhibit D.

                  5.7 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Contributors a certificate of the Company executed by the President of the Company, dated as of the Closing Date and certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

                  5.8 LEGAL OPINION. The Contributors shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, in substantially the form attached hereto as Exhibit E.

                  5.9 STOCK PLAN. The Company's Board of Directors shall have taken action to terminate the Company's 1999 Stock Plan concurrently with the Closing.

                  5.10 GUARANTY. The Company shall have executed and delivered to the Administrative Lender a Subsidiary Guaranty substantially in the form attached hereto as Exhibit G (the "Guaranty"). "Administrative Lender" means Bank of America, N.A., in its capacity as Administrative Lender under the Loan Agreement, or any successor thereto. "Loan Agreement" shall mean that certain Fifth and Amended Restated Credit Agreement among PETsMART, Inc., certain lenders, and Bank of America, N.A., as administrative lender, and Wells Fargo Bank, N.A., as documentation agent.

                  5.11 SECURITY AGREEMENT. The Company shall have executed and delivered to the Administrative Lender a Security Agreement substantially in the form attached hereto as Exhibit H (the "Security Agreement");

                  5.12 OTHER LOAN AGREEMENT DOCUMENTS. The Company shall have delivered to the Administrative Lender a certificate fully executed by the Company's secretary, dated as of the Closing Date, certifying (i) that copies of its certificate of incorporation and bylaws attached thereto are true and complete, and in full force and effect, without amendment except as shown; (ii) that a copy of its resolutions authorizing execution and delivery of the Guaranty and the Security Agreement (and all related instruments, documents, and agreements) to which the Company is a party are true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to the Loan Agreement and the transaction contemplated therein; and
(iii) to the incumbency, name, and signature of each officer authorized to sign the Loan Papers (as defined in the Loan Agreement) to which the Company is a party.

                  5.13 STANDSTILL AGREEMENT. Certain holders of the Company's preferred stock shall have entered into such Standstill Agreements with PETM as PETM deems advisable.

                  5.14 BOARD OF DIRECTORS. The directors of the Company shall be Scott Crozier, Robert Moran, Neil Watanabe, Philip Francis, Barbara Fitzgerald, Robert Kavner, Yves Sisteron, Scott Campbell and Tom McGovern, Jr.


                                    SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY

         The Company's obligation to exchange and issue Issued Shares at the Closing is, unless waived in writing by the Company, subject to the fulfillment of the following conditions:

                  6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made in Section 4 hereof by the Contributors shall be true and correct in all material respects.

                  6.2 COVENANTS. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Contributors on or prior to the Closing shall have been performed or complied with in all material respects.

                  6.3 CERTIFICATE. The Certificate shall have been filed in the office of the Delaware Secretary of State.

                  6.4 THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT. The Contributors shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as Exhibit C.

                  6.5 THIRD AMENDED AND RESTATED VOTING AGREEMENT. The Contributors shall have executed and delivered the Voting Agreement in substantially the form attached hereto as Exhibit D.

                  6.6 INVESTMENT. The Contributors shall not have defaulted in their obligation to contribute to the Company at the Closing (i) $10,000,000 in cash, (ii) a promissory note in favor of the Company in principal amount of $10,000,000 and (iii) all of the limited liability company interests in PC LLC.

                  6.7 CONSENTS, WAIVERS AND APPROVALS. The Company shall have obtained all consents, waivers, approvals or similar documents required to consummate the transactions contemplated by this Agreement (the "Approvals"), including, without limitation, approval by the Board of Directors and the requisite stockholders of the Company of the transactions contemplated by this Agreement, including authorization of the Certificate, and waivers of the right of first refusal held by various stockholders for the issuance of the Issued Shares hereunder.


                                    SECTION 7

                                  MISCELLANEOUS

                  7.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

                  7.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

                  7.3 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

                           (a)  if to the Contributors, to:

                                PETsMART, Inc.
                                19601 N. 27th Avenue
                                Phoenix, AZ 85027

                                Attn: Philip L. Francis, Chief Executive Officer

                                with copies to:

                                Cooley Godward LLP
                                Five Palo Alto Square
                                300 El Camino Road
                                Palo Alto, CA  94306-2155
                                Attn: Robert J. Brigham, Esq.

                                and:

                                PETsMART, Inc.
                                19601 N. 27th Avenue
                                Phoenix, AZ 85027
                                Attn: Scott Crozier, General Counsel

                           (b)  if to the Company, to:

                                PETsMART.com, Inc.
                                35 Hugus Alley, Suite 210
                                Pasadena, CA 91103
                                Attn: Jeryl Bowers, General Counsel
                                Fax: (626) 817-7101

or at such other address as the Company shall have furnished to the Contributors, with a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                300 South Grand Avenue
                                Los Angeles, California 90071
                                Attn:  Gregg A. Noel, Esq.
                                Fax:  (213) 687-5600

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received if delivered personally, if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

                  7.4 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  7.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

                  7.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  7.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.8 SURVIVAL OF WARRANTIES. The warranties and any representations of the Company contained in or made pursuant to this Agreement shall survive execution and delivery of this Agreement and the Closing hereunder for a period of one hundred eighty (180) days from the date of the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Contributors or the Company.

                  7.9 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

                  7.10 FURTHER ASSURANCES. Each party hereto agrees to do all acts and things, and to make, execute and delivery such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement. Each party hereto shall file or cause to be filed promptly any forms required under applicable laws and regulations. Each party hereto shall execute all necessary Approvals prior to the Closing Date.

                  7.11 CONFIDENTIALITY. Unless otherwise agreed in writing by the parties hereto, none of the parties hereto will disclose any material terms of the Agreement to anyone other than its employees, attorneys, accountants, other professional advisors or general or limited partners, if applicable, except as such party concludes may be required by law.

                  7.12 TRANSACTION TAXES. The Contributors shall pay all sales, use, registration, stamp, recording, documentary, franchise, property, transfer and similar taxes, and any interest and penalties thereto, incurred in connection with the transactions contemplated herein.

         The foregoing agreement is hereby executed effective as of the date first set forth above.


"COMPANY"

PETsMART.COM, INC.


/s/ Tom McGovern, Jr.
_________________________________________
Name: Tom McGovern, Jr.
Title: Chief Executive Officer


"CONTRIBUTORS"

PETSMART, INC.


/s/ Neil T. Watanabe
_________________________________________
Name: Neil T. Watanabe
Title: Executive Vice President and
       Chief Financial Officer

PETSMART DIRECT, INC.


/s/ Neil T. Watanabe
_________________________________________
Name: Neil T. Watanabe
Title:






                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

================================================================================



                               PETsMART.COM, INC.

          SERIES F PREFERRED STOCK ISSUANCE AND CONTRIBUTION AGREEMENT

                                December __, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

SECTION 1  AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK.....................     1
    1.1    AUTHORIZATION.....................................................     1
    1.2    CONTRIBUTIONS.....................................................     1
    1.3    ISSUANCE OF THE SERIES F PREFERRED................................     2

SECTION 2  CLOSING DATE; DELIVERY............................................     2
    2.1    CLOSING DATE......................................................     2
    2.2    DELIVERY, PAYMENT AND CONTRIBUTION................................     2

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................     2
    3.1    ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS     2
    3.2    CORPORATE POWER...................................................     3
    3.3    SUBSIDIARIES......................................................     3
    3.4    CAPITALIZATION....................................................     3
    3.5    AUTHORIZATION.....................................................     3
    3.6    PROPRIETARY RIGHTS................................................     4
    3.7    REGISTRATION RIGHTS...............................................     5
    3.8    GOVERNMENTAL CONSENT, ETC.........................................     5
    3.9    OFFERING..........................................................     5
    3.10   PERMITS...........................................................     5
    3.11   COMPLIANCE WITH OTHER INSTRUMENTS.................................     5
    3.12   LIABILITIES.......................................................     6
    3.13   LITIGATION........................................................     6
    3.14   FULL DISCLOSURE...................................................     6

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR.................     7
    4.1    BUSINESS AND FINANCIAL EXPERIENCE.................................     7
    4.2    INVESTMENT INTENT; BLUE SKY.......................................     7
    4.3    RULE 144..........................................................     7
    4.4    NO PUBLIC MARKET..................................................     7
    4.5    RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.....................     7
    4.6    ACCESS TO DATA....................................................     8
    4.7    AUTHORIZATION.....................................................     8
    4.8    BROKERS OR FINDERS................................................     8
    4.9    TAX LIABILITY.....................................................     8
    4.10   LIMITED OPERATING HISTORY.........................................     8
    4.11   TAX STATUS OF PC LLC..............................................     8
    4.12   ORGANIZATION, STANDING AND POWER..................................     8
    4.13   PC LLC INTERESTS..................................................     9
    4.14   FORMATION DOCUMENTS OF PC LLC.  ..................................     9

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

    4.15   NO PRIOR ACTIVITIES.  ............................................     9
    4.16   PC LLC MANAGER AND OFFICERS.......................................     9
    4.17   COMPLIANCE WITH OTHER INSTRUMENTS.................................     9

SECTION 5  CONDITIONS TO CLOSING OF THE CONTRIBUTORS.........................     9
    5.1    REPRESENTATIONS AND WARRANTIES CORRECT............................    10
    5.2    COVENANTS.........................................................    10
    5.3    BLUE SKY..........................................................    10
    5.4    CERTIFICATE.......................................................    10
    5.5    THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT..............    10
    5.6    THIRD AMENDED AND RESTATED VOTING AGREEMENT.......................    10
    5.7    COMPLIANCE CERTIFICATE............................................    10
    5.8    LEGAL OPINION.....................................................    10
    5.9    STOCK PLAN........................................................    10
    5.10   GUARANTY..........................................................    10
    5.11   SECURITY AGREEMENT................................................    11
    5.12   OTHER LOAN AGREEMENT DOCUMENTS....................................    11
    5.13   STANDSTILL AGREEMENT..............................................    11
    5.14   BOARD OF DIRECTORS................................................    11

SECTION 6  CONDITIONS TO CLOSING OF THE COMPANY..............................    11
    6.1    REPRESENTATIONS AND WARRANTIES CORRECT............................    11
    6.2    COVENANTS.........................................................    11
    6.3    CERTIFICATE.......................................................    11
    6.4    THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT..............    12
    6.5    THIRD AMENDED AND RESTATED VOTING AGREEMENT.......................    12
    6.6    INVESTMENT........................................................    12
    6.7    CONSENTS, WAIVERS AND APPROVALS...................................    12

SECTION 7  MISCELLANEOUS.....................................................    12
    7.1    GOVERNING LAW.....................................................    12
    7.2    ENTIRE AGREEMENT; AMENDMENT.......................................    12
    7.3    NOTICES, ETC......................................................    12
    7.4    DELAYS OR OMISSIONS...............................................    13
    7.5    COUNTERPARTS......................................................    14
    7.6    SEVERABILITY......................................................    14
    7.7    TITLES AND SUBTITLES..............................................    14
    7.8    SURVIVAL OF WARRANTIES............................................    14
    7.9    SUCCESSORS AND ASSIGNS............................................    14
    7.10   FURTHER ASSURANCES................................................    14

                                TABLE OF CONTENTS

                                                                                PAGE
                                                                                ----

    7.11   CONFIDENTIALITY...................................................    15
    7.12   TRANSACTION TAXES.................................................    15